UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2007
(Date of earliest event reported)

POWER TECHNOLOGY, INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	88-0395816
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

541710
(Primary Standard Industrial Classification Code)

7101 Highway 71 West -Suite 200
Austin, Texas	78735
(Address of principle executive offices)	(Zip Code)

(512) 288-8528
Issuer’s telephone number, including area code

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On June 15, 2007, we issued Thomas H. Hopwood, our director at the time, 473,684 shares of our common stock, valued at $9,000 as director's fees for the period from January 1, 2007 through March 31, 2007.

On June 15, 2007, we issued F. Bryson Farrill, our director at the time, 473,684 shares of our common stock, valued at $9,000 as director's fees for the period from January 1, 2007 through March 31, 2007.

On June 15, 2007, we issued Robert Magyar, an executive officer and employee of our subsidiary, Sentry Power Technology, Inc., 500,000 shares of our common stock, valued at $6,500 as compensation, pursuant to his employment agreement with our subsidiary, Sentry Power Technology, Inc.

On July 12, 2007, we issued Thomas H. Hopwood, our director at the time, 473,684 shares of our common stock, valued at $9,000 as director's fees for the period from March 31, 2007 through June 30, 2007.

On July 12, 2007, we issued F. Bryson Farrill, our director at the time, 473,684 shares of our common stock, valued at $9,000 as director's fees for the period from March 31, 2007 through June 30, 2007.

On July 12, 2007 we issued to B&W Tek, Inc. 5,454,545 shares of our restricted common stock in payment of $60,000 of the amount due it for goods and services B&W Tek, Inc. provided to our wholly owned subsidiary, Sentry Power Technology, Inc.

For these transactions, the offer and sale of the common stock was made pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated thereunder. Each of the parties who accepted securities did so for their own account and not for a view towards or for resale. The transactions did not involve a public offer and were conducted without general solicitation or advertising.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER TECHNOLOGY, INC.

Date: July 19, 2007	By:	/s/ Bernard J. Walter
Bernard J. Walter
Chief Executive Officer and President